                                                                    Exhibit 3.1


                       RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                            ITT EDUCATIONAL SERVICES, INC.

                           Pursuant to Sections 242 and 245
                            of the General Corporation Law
                               of the State of Delaware
                               ------------------------

     ITT EDUCATIONAL SERVICES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Corporation"), hereby certifies as follows:

     1. The name of the Corporation is ITT EDUCATIONAL SERVICES, INC. The Corporation was originally incorporated under the name Allied School of Mechanical Trades, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on June 27, 1946.

     2. This Restated Certificate of Incorporation integrates, amends and restates the Certificate of Incorporation of the Corporation.

     3. The text of the Certificate of Incorporation as heretofore amended is hereby integrated, amended and restated to read in its entirety as follows:

     ARTICLE I:  The name of the Corporation is:

                            ITT EDUCATIONAL SERVICES, INC.

     ARTICLE II: The Corporation's registered office in the state of Delaware is at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of Newcastle. The name of its registered agent at such address is The Corporation Trust Company.

     ARTICLE III: The nature of the business of the Corporation and its purpose are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     ARTICLE IV:

     SECTION 1. The amount of total authorized capital stock of the Corporation is 30,000,000 shares, of which 25,000,000 shares shall be Common Stock, having a par value of $.01 per share ("Common Stock"), and 5,000,000 shares shall be Preferred Stock, having a par value $.01 per share ("Preferred Stock").

     SECTION 2. Except for and subject to those rights expressly granted to the holders of Preferred Stock, or any series thereof, by the Board of Directors of the Corporation (the "Board of Directors"), pursuant to the authority hereby vested in the Board of Directors or as provided by the laws of the State of Delaware, the holders of the Corporation's Common Stock shall have exclusively all rights of stockholders and shall possess exclusively all voting power. Each holder of Common Stock of the Corporation shall be entitled, on each matter submitted for a vote to holders of Common Stock, to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation.

     SECTION 3. The Board of Directors is hereby expressly authorized, at any time and from time to time by a resolution or resolutions, to divide the shares of Preferred Stock into one or more series, to issue from time to time in whole or in part the shares of Preferred Stock or the shares of any series thereof, and to fix and determine in the resolution or resolutions providing for the issue of shares of Preferred Stock of a particular series the voting rights, if any, of the holders of shares of such series, the designations, preferences and relative, participating, optional and other special rights of such series, and the qualifications, limitations and restrictions thereof, to the fullest extent now or hereafter permitted by the laws of the State of Delaware. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, shares of any series of Preferred Stock that shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock.

     Without limiting the generality of the foregoing authority of the Board of Directors, the Board of Directors from time to time may (if otherwise permitted under the General Corporation Law of the State of Delaware):

               (a) designate a series of Preferred Stock, which may be distinguished by number, letter or title from other Preferred Stock of the Corporation;

               (b) fix and thereafter increase or decrease (but not below the number of shares thereof then outstanding) the number of shares of Preferred Stock that shall constitute such series;

               (c) provide for dividends on shares of Preferred Stock of such series and, if provisions are made for dividends, determine the dividend rate and the times at which holders of shares of Preferred Stock of such series shall be entitled to receive the dividends, whether the dividends shall be cumulative and, if so, from what date or dates, and the other conditions, if any, including rights of priority, if any, upon which the dividends shall be paid;

               (d) determine the rights, if any, to which holders of the shares of Preferred Stock of such series shall be entitled in the event of any liquidation, dissolution or winding up of the Corporation; PROVIDED, HOWEVER, that in the event of any such liquidation, dissolution or winding up of the Corporation, the holders of the shares of Preferred Stock of such series shall not be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, an amount in cash greater than $100.00 per share, plus accrued and unpaid dividends to the date fixed for liquidation, dissolution or winding up, whether or not declared.

               (e) provide for the redemption or purchase of shares of Preferred Stock of such series and, if provisions are made for redemption, determine the time or times and the price or prices at which the shares of Preferred Stock of such series shall be subject to redemption in whole or in part, and the other terms and conditions, if any, on which shares of Preferred Stock of such series may be redeemed or purchased;

               (f) provide for a sinking fund or purchase fund for the redemption or purchase of shares of Preferred Stock of such series and, if any such fund is so provided for the benefit of such shares of Preferred Stock, the amount of such fund and the manner of its application;

               (g) determine the extent of the voting rights, if any, of the shares of Preferred Stock of such series, including but not limited to the right of the holders of such shares to vote as a separate class acting alone or with the holders of one or more other series of Preferred Stock and the right to have more (or less) than one vote per share;

               (h) provide for whether or not the shares of Preferred Stock of such series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock, or any series thereof, of the Corporation and, if so convertible or exchangeable, determine the conversion or exchange price or rate, the adjustments thereof and the other terms and conditions, if any, on which such shares of Preferred Stock shall be so convertible or exchangeable; and

               (i) provide for any other preferences, any relative, participating, optional or other special rights, any qualifications, limitations or restrictions thereof, or any other terms or provisions of shares of Preferred Stock of such series as the Board of Directors may deem appropriate or desirable.

     SECTION 4. Shares of Common Stock or Preferred Stock may be issued by the Corporation from time to time for such consideration, having a value of not less than the par value, if any, thereof, as is determined from time to time by the Board of Directors. Any and all shares issued and for which full consideration has been paid or delivered shall be deemed fully paid stock and the holder thereof shall not be liable for any further payment thereon.

     ARTICLE V: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its Directors and stockholders:

     SECTION 1. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors.

     SECTION 2. (a) The Board of Directors shall consist of not less than three (3) nor more than 20 (twenty) directors. The exact number of directors shall be determined from time to time by a resolution or resolutions adopted by the affirmative vote of a majority of the entire Board of Directors.

     (b) The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole board permits, with the term of office of one class expiring each year. At the next election of directors, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and the directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and each director so elected shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

     (c) If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible, and the Board of Directors shall decide which class shall contain an unequal number of directors.

     (d) Notwithstanding the foregoing, whenever holders of any shares of Preferred Stock, or any series thereof, shall be entitled, voting separately as a class, to elect any directors, all directors so elected shall be allocated, each time they are so elected, to the class whose term expires at the next succeeding annual meeting of stockholders and the terms of all directors so elected by such holders shall expire at the next succeeding annual meeting of stockholders. The number of directors that may be elected by such holders of Preferred Stock shall be in addition to the number of directors fixed pursuant to paragraph (a) of this Section 2.

     SECTION 3. Subject to the rights of the holders of any shares of Preferred Stock, or any series thereof, newly created directorships resulting from an increase in the number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal from office, retirement or other cause shall be filled solely by the affirmative vote of the remaining directors then in office, even though less than a quorum, or by the sole remaining director, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he has been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

     SECTION 4. Any director may be removed from office with cause, by an affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Any director may be removed from office with cause by the affirmative vote of a majority of the members of the Board of Directors, other than the director who is subject to a removal vote.

     SECTION 5. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given if required by, and in the manner provided in, the By-laws. At any annual meeting or special meeting of stockholders of the Corporation, any such business shall be conducted as shall have been brought before such meeting in the manner provided in the By-laws.

     SECTION 6. The Board of Directors shall have the express power, without a vote of stockholders, to adopt any By-law not inconsistent with this Restated Certificate of Incorporation or with any By-law adopted by vote of the stockholders of the Corporation, and to amend, alter or repeal the By-laws of the Corporation other than any By-law adopted by vote of the stockholders of the Corporation, except to the extent that the By-laws or this Restated Certificate of Incorporation otherwise provide. The Board of Directors may exercise such power upon the affirmative vote of a majority of the entire Board of Directors. Stockholders may adopt any By-law, or amend, alter or repeal the By-laws of the Corporation, upon the affirmative vote of the holders of shares having at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled (at all times and without regard to the occurrence of a contingency) to vote generally on the election of Directors and other matters submitted for stockholder approval, voting together as a single class.

     SECTION 7. No director shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED, HOWEVER, that to the extent required by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware or any successor statute, as the same may be interpreted or amended from time to time, or any other laws of the State of Delaware, nothing contained in this
Section 7 shall eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, (d) for any transaction from which the director derived an improper personal benefit or
(e) for any act or omission occurring prior to the date when this provision becomes effective. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation provided herein, shall be limited to the fullest extent permitted by such amendment. Any amendment, modification or repeal of this Section 7 shall be prospective only, and shall not adversely affect any limitation of the liability of a director existing at the time of such amendment, repeal or modification.

     ARTICLE VI: (a) Each person who is or was or had agreed to become a director or officer of the Corporation, and each person who is or was serving or who had agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, and (b) each person who is or was or who had agreed to become an employee or agent of the Corporation or who is or was serving or who had agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executor, administrators or estate of such person) may be indemnified by the Corporation, in each case in accordance with the By-laws, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VI. Any amendment or repeal of this Article VI shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

     ARTICLE VII: No action shall be taken by the stockholders of the Corporation except at a annual or special meeting of stockholders.

     ARTICLE VIII: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or Directors are granted subject to this reservation.

     4. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by unanimous written consent of the sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Restated Certificate of Incorporation has been signed this 16th day of December 1994 by Clark D. Elwood, its Vice President, General Counsel and Secretary and attested to by Cheryl A. Love, its Assistant Secretary.

                                        ITT EDUCATIONAL SERVICES, INC.


                                        By:    /s/ Clark D. Elwood
                                               -------------------
ATTEST:


      /s/ Cheryl A. Love
--------------------------------


                               CERTIFICATE OF AMENDMENT
                       OF RESTATED CERTIFICATE OF INCORPORATION
                          OF ITT EDUCATIONAL SERVICES, INC.


     ITT Educational Services, Inc., a Delaware corporation (the
"Corporation"), hereby certifies as follows:

          FIRST: Resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable, and submitting the Amendment to the stockholders of the Corporation for their consideration at the Corporation's 1996 Annual Meeting of Shareholders were duly adopted by the Board of Directors of the Corporation by unanimous written consent. The resolution setting forth the Amendment is set forth below:

               RESOLVED, that it be and hereby is declared advisable to amend
          Article IV, Section 1 of the Corporation's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.01 par value per share, of the Corporation from 25,000,000 to 50,000,000 shares, and for that purpose to amend Article IV,
          Section 1 of the Corporation's Restated Certificate of Incorporation (the "Amendment") to read in its entirety as follows:

                    "SECTION 1. The amount of total authorized capital stock of the Corporation is 55,000,000 shares, of which 50,000,000 shares shall be Common Stock, having a par value of $.01 per share ("Common Stock"), and 5,000,000 shares shall be Preferred Stock, having a par value of $.01 per share ("Preferred Stock")."

          SECOND: Pursuant to the resolutions of the Board of Directors of the Corporation, the 1996 Annual Meeting of Shareholders of the Corporation was duly called and held, upon notice and in accordance with the General Corporation Law of the State of Delaware, at which meeting the affirmative vote of a majority of the shares of the Corporation's voting securities outstanding and entitled to vote thereon were voted in favor of the Amendment.

          THIRD: The Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, ITT Educational Services, Inc. has caused this certificate to be signed by Clark D. Elwood, its Vice President, General Counsel and Secretary, and attested by Cheryl A. Love, its Assistant Secretary, on the 14th day of May, 1996.

                                       ITT EDUCATIONAL SERVICES, INC.


                                       By:        /s/ Clark D. Elwood
                                             ----------------------------
                                            Clark D. Elwood, Vice President,
                                             General Counsel and Secretary

ATTEST:


       /s/ Cheryl A. Love
-----------------------------------
Cheryl A. Love, Assistant Secretary



                            CERTIFICATE OF AMENDMENT
                    OF RESTATED CERTIFICATE OF INCORPORATION
                        OF ITT EDUCATIONAL SERVICES, INC.


     ITT Educational Services, Inc., a Delaware corporation (the
"Corporation"), hereby certifies as follows:

                 FIRST: Resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable, and submitting the Amendment to the stockholders of the Corporation for their consideration at the Corporation's 1999 Annual Meeting of Shareholders were duly adopted by the Board of Directors of the Corporation. The resolution setting forth the Amendment is set forth below:

                    RESOLVED, that it be and hereby is declared advisable to
               amend Article IV, Section 1 of the Corporation's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.01 par value per share, of the Corporation from 50,000,000 to 150,000,000 shares, and for that purpose to amend Article IV,

               Section 1 of the Corporation's Restated Certificate of Incorporation (the "Amendment") to read in its entirety as follows:

                    "SECTION 1.  The amount of total authorized capital stock of the Corporation is 155,000,000 shares, of which 150,000,000 shares shall be Common Stock, having a par value of $.01 per share ("Common Stock"), and 5,000,000 shares shall be Preferred Stock, having a par value of $.01 per share ("Preferred Stock")."

               SECOND: Pursuant to the resolutions of the Board of Directors of the Corporation, the 1999 Annual Meeting of Shareholders of the Corporation was duly called and held, upon notice and in accordance with the General Corporation Law of the State of Delaware, at which meeting the affirmative vote of a majority of the shares of the Corporation's voting securities outstanding and entitled to vote thereon were voted in favor of the Amendment.

               THIRD: The Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, ITT Educational Services, Inc. has caused this certificate to be signed by Clark D. Elwood, its Senior Vice President, General Counsel and Secretary, and attested by Cheryl A. Love, its Assistant Secretary, on the 12th day of May, 1999.


                                         ITT EDUCATIONAL SERVICES, INC.


                                         By:     /s/ Clark D. Elwood
                                            ------------------------------
                                        Clark D. Elwood, Senior Vice President,
                                             General Counsel and Secretary



ATTEST:


      /s/ Cheryl A. Love
-----------------------------------
Cheryl A. Love, Assistant Secretary